AMENDMENT TO THE
LISTED FUNDS TRUST CUSTODY AGREEMENT

THIS AMENDMENT to the Custody Agreement, dated as of April 9, 2019 (the “Agreement”), is entered into by and between LISTED FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”), and is effective as of the last date on the signature block.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Alpha Intelligent - Large Cap Value ETF, Alpha Intelligent - Large Cap Growth ETF, Alpha Intelligent - Mid Cap Value ETF, Alpha Intelligent - Mid Cap Growth ETF, Alpha Intelligent - Small Cap Value ETF, and Alpha Intelligent - Small Cap Growth ETF; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement by adding Exhibit 18:

Exhibit 18 is hereby added and attached hereto.

This amendment will become effective upon the commencement of operations of the above mentioned ETFs. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written below.

LISTED FUNDS TRUST	U.S. Bank N.A.

By: /s/ Gregory C. Bakken	By: /s/ Anita Zagrodnik
Name: Gregory C. Bakken	Name: Anita Zagrodnik
Title: President	Title: Senior Vice President
Date: 10/7/2021	Date: 10/7/2021

Exhibit 18 to the Listed Funds Trust Custody Agreement
List of Funds and Fee Schedule

Name of Series
Alpha Intelligent - Large Cap Value ETF
Alpha Intelligent - Large Cap Growth ETF
Alpha Intelligent - Mid Cap Value ETF
Alpha Intelligent - Mid Cap Growth ETF
Alpha Intelligent - Small Cap Value ETF
Alpha Intelligent - Small Cap Growth ETF

Base Fee for Custody Services at October 2021

The following reflects the greater of the basis point fee or annual minimum1 where Princeton Fund Advisors, LLC acts as investment adviser to the fund(s) in the Listed Funds Trust.

Annual Minimum per Fund2            Basis Points on Trust AUM2
Funds 1-5 $____ First $1b ____bp
Funds 6+ $____ Balance ____bp

See APPENDIX C for Services and Associated Fees in addition to Base Fee
See APPENDIX D for Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if Adviser launched a Fund on March 1, 2021 and terminated the relationship on June 30, 2022, Adviser would owe U.S. Bank up to 50% of $48,000 ($45,000 admin/acct/ta + $3,000 Custody).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly

APPENDIX C

Custody Services in addition to the Base Fee

Portfolio Transaction Fees2
•$____ – Book entry DTC transaction, Federal Reserve transaction, principal paydown
•$____ – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
•$____ – Option/SWAPS/future contract written, exercised or expired
•$____ – Mutual fund trade, Margin Variation Wire and outbound Fed wire
•$____ – Physical security transaction
•$____ – Check disbursement (waived if U.S. Bank is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
•Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
•$____ per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
•Class Action Services – $____ filing fee per class action per account, plus ____% of gross proceeds, up to a maximum per recovery not to exceed $____.
•No charge for the initial conversion free receipt.
•Overdrafts – charged to the account at prime interest rate plus 2%, unless a line of credit is in place
•Third Party lending - Additional fees will apply

Fees are calculated pro rata and billed monthly

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.

APPENDIX D

Additional Global Sub-Custodial Services Annual Fee Schedule

Base Fee
A monthly base fee of $____ per fund will apply when foreign securities are held. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the follow may apply.

Plus:

Global Custody Transaction Fees1

Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)

•A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.

Global Safekeeping and Transaction Fees

(See schedule below)

Tax Reclamation Services

Miscellaneous Expenses
•Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
•A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
•SWIFT reporting and message fees.

Fees are calculated pro rata and billed monthly

1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina			Hong Kong			Poland
Australia			Hungary			Portugal
Austria			Iceland			Qatar
Bahrain			India			Romania
Bangladesh			Indonesia			Russia
Belgium			Ireland			Saudi Arabia
Bermuda			Israel			Serbia
Botswana			Italy			Singapore
Brazil			Japan			Slovakia
Bulgaria			Jordan			South Africa
Canada			Kenya			South Korea
Chile			Kuwait			Spain
China Connect			Latvia			Sri Lanka
China (B Shares)			Lithuania			Sweden
Colombia			Luxembourg			Switzerland
Costa Rica			Malaysia			Taiwan
Croatia			Malta			Thailand
Cyprus			Mauritius			Tunisia
Czech Republic			Mexico			Turkey
Denmark			Morocco			UAE
Egypt			Namibia			Uganda
Estonia			Netherlands
Eswatini			New Zealand			Ukraine
Euroclear (Eurobonds)			Nigeria			United Kingdom
Euroclear (Non-Eurobonds)			Norway			Uruguay
Finland			Oman			Vietnam
France			Pakistan			West African Economic Monetary Union (WAEMU)*
Germany			Panama			Zambia
Ghana			Peru			Zimbabwe
Greece			Philippines

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo and Benin.

Advisers signature as acknowledgment of the fee schedule on Exhibit 18 is not needed.

Princeton Fund Advisors, LLC signed the fee schedule proposal dated January 25, 2021, on May 27, 2021.